                                                                   EXHIBIT 99.1


                                           [ORTHODONTIC CENTERS OF AMERICA LOGO]



CONTACT: Cory Armand
         (866) 765-8583


                         ORTHODONTIC CENTERS OF AMERICA
                         ANNOUNCES THIRD QUARTER RESULTS

METAIRIE, Louisiana (November 12, 2003) - Orthodontic Centers of America, Inc. (NYSE: OCA) today announced its financial results for the third quarter and nine months ended September 30, 2003.

         Bart F. Palmisano, Sr., the Company's Chief Executive Officer, commented, "We were successful in achieving our prior earnings guidance for the third quarter of 2003. While our operating results were adversely affected by lost revenue from some OrthAlliance practices, we are focused on increasing the Company's long-term earnings power and cash flow by investing internally. We are committing time and effort to successfully pursue markets for business services outside of traditional orthodontics and pediatric dentistry. In addition, there are encouraging signs that our international subsidiaries, particularly OCA Japan, are gaining traction and reporting favorable revenue growth. Furthermore, we are seeing increased interest among young associate orthodontic specialists in joining our affiliated practices, with eight added this past quarter alone. We are also pleased with our new litigation counsel, McClanahan and Clearman, L.L.P., a prominent plaintiff's counsel based in Houston, Texas, and their plans to aggressively pursue compensation from practices that are litigating with us. We are confident about our future and the market potential for our services."

         For the third quarter of 2003, fee revenue was $92.7 million. Net income for the third quarter of 2003 totaled $11.9 million, or $0.24 per diluted share - down from the previous year's comparable results. During the quarter, the Company recorded asset impairments of approximately $767,000 ($477,000, net of income tax benefit), resulting in an after-tax reduction of $0.01 in net income per diluted share.

During the third quarter of 2003, the Company:

- added 17 centers (11 domestically and six internationally), bringing the total center additions to 42 during the first three quarters of 2003;
- settled three lawsuits with OrthAlliance affiliated practices, with one practice buying out its contract, one practice transitioning to another affiliated practice and one practice resuming its active affiliation with the Company;
-    repaid $4.9 million of its debt; and
- repurchased 100,000 shares of its common stock in the open market at a weighted average price per share of $7.72.

         For the nine months ended September 30, 2003, fee revenue was $293.6 million. Net income for the nine months ended September 30, 2003, totaled $40.2 million, or $0.80 per diluted share, compared with $49.5 million, or $0.95 per diluted share, for the nine months ended September 30, 2002.

         Fee revenue for the three and nine months ended September 30, 2003, was negatively affected by a net decrease in the number of affiliated practices for which the Company recorded fee revenue, including a net decrease of ten practices for which the Company was recording fee revenue during the




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OCA Announces Third Quarter Results
Page 2
November 12, 2003


third quarter of 2003. The Company was recording fee revenue for 327 affiliated practices as of September 30, 2003, compared with 355 affiliated practices as of September 30, 2002, representing a net reduction of 28 affiliated practices for which the Company was recording fee revenue as of September 30, 2003.

         The Company has scheduled a conference call on Thursday, November 13, 2003, at 10:00 a.m. (Eastern Time) to discuss its third quarter financial results. The following are the call-in details:

                  Event:            Third Quarter 2003 Earnings Conference Call
                  Date:             Thursday, November 13, 2003
                  Time:             10:00 a.m. (Eastern Time)
                  Phone Access:     (212) 231-6012

         You may listen to the call through the Internet by logging onto the First Call Events (www.firstcallevents.com) website. A telephonic replay of the call may be accessed by dialing 1-800-633-8284 and entering access code 21166030. The telephonic replay will be available from 12:00 noon Eastern Time on Thursday, November 13, 2003, until 6:00 p.m. on Friday, November 14, 2003. The conference call will also be available through the Company's website at www.4braces.com or at www.firstcallevents.com/service/ajwz389571061gf12.html. A 30-day online replay will be available approximately two hours following the conclusion of the live broadcast.

         Orthodontic Centers of America, Inc., founded in 1985, is the leading provider of business services to orthodontists and pediatric dentists. As of September 30, 2003, the Company's affiliated practices provided treatment to over 489,000 patients in 363 affiliated practices throughout the United States and in Japan, Mexico, Spain and Puerto Rico. For additional information on Orthodontic Centers of America, Inc., visit the Company's web site at www.4braces.com.

         Certain statements contained in this release may not be based on historical facts and are "forward-looking statements" within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements may be identified by their reference to a future period or periods or by the use of forward-looking terminology, such as "anticipate," "believe," "estimate," "expect," "may," "might," "will," "would," or "intend." These forward-looking statements include, without limitation, those relating to the Company's long-term financial performance, future potential and growth, international growth, recruiting associate orthodontists, litigation and potential market for business services. The Company cautions you not to place undue reliance on the forward-looking statements contained in this release in that actual results could differ materially from those indicated in such forward-looking statements, due to a variety of factors. Those factors include, but are not limited to, potential adverse changes in the Company's financial results and condition, adverse outcomes of litigation pending against the Company and its subsidiary, OrthAlliance, Inc., or inability to resolve that litigation on terms favorable to the Company, adverse changes in general economic conditions and business conditions, inability or delay in successfully integrating OrthAlliance's affiliated centers and practices, changes in the Company's operating or expansion strategy, disruption of the Company's relationships with its affiliated practices or loss of a significant number of the Company's affiliated practitioners, inability or delay in successfully executing the Company's strategies, inability to attract and retain qualified management, personnel and affiliated practitioners, inability to effectively market the services of the Company and its affiliated practices, including those business services outside of traditional orthodontics and pediatric dentistry, impact of competition and existing and future regulations affecting orthodontics, pediatric dentistry and the Company's business, difficulties in staffing and managing foreign offices, foreign currency exchange fluctuations and other difficulties arising from international expansion, and other risks detailed from time to time in the Company's press releases, Annual Report on Form 10-K for the year ended December 31, 2002, and other filings with the Securities and Exchange Commission. The Company undertakes no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made.


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


OCA Announces Third Quarter Results
Page 3
November 12, 2003


                      ORTHODONTIC CENTERS OF AMERICA, INC.
        UNAUDITED FINANCIAL HIGHLIGHTS AND SELECTED OPERATING STATISTICS
                             (DOLLARS IN THOUSANDS)


                                                                THREE MONTHS ENDED                    NINE MONTHS ENDED
                                                                  SEPTEMBER 30,                         SEPTEMBER 30,
                                                      ------------------------------------   -----------------------------------
                                                                                   PERCENT                               PERCENT
                                                         2003          2002        CHANGE      2003          2002        CHANGE
                                                      ---------     ---------     --------   ---------     ---------     -------
Total new patient contract balances (1)(2)            $ 178,986     $ 226,467      (21.0)%   $ 527,899     $ 608,505      (13.2)%
Patient interval days (3)                                  45.9          46.0       (0.2)%         N/A           N/A        N/A
Affiliated practices at period end                          363           377       (3.7)%         363           377       (3.7)%
Comparable center fee revenue growth (4)                    8.3%         16.6%       N/A          10.2%         22.6%       N/A
Comparable mature center
   fee revenue growth (5)                                   6.4%         12.1%       N/A           7.8%         11.0%       N/A

Patient count activity at affiliated practices: (2)
   Number of patients under
     treatment - beginning of period                    509,720       515,339       (1.1)%     544,158       484,025       12.4%
   New patient cases (6)                                 56,051        69,447      (19.3)%     160,633       187,907      (14.5)%
   Patients of newly affiliated practices                    --            --        N/A            --         1,363        N/A
   Patients who completed treatment                     (38,968)      (29,306)      33.0%     (118,604)      (97,791)      21.3%
   Patients who discontinued treatment                  (14,969)      (13,958)       7.2%      (45,108)      (33,982)      32.7%
   Patients of deaffiliated, litigating,
     and non-fee paying practices (7)                   (22,213)           --        N/A       (51,458)           --        N/A
                                                      ---------     ---------     ------     ---------     ---------     ------
   Number of patients under
     treatment - end of period                          489,621       541,522       (9.6)%     489,621       541,522       (9.6)%
                                                      =========     =========     ======     =========     =========     ======


-------------

(1) Amounts represent the total treatment fees under patient contracts initiated by affiliated practices during the periods presented.
(2) The patient statistics include patients under treatment at affiliated pediatric dental practices, in addition to affiliated orthodontic practices. As of September 30, 2003, approximately 48,000 patients were under treatment at affiliated pediatric dental practices compared with approximately 49,000 patients as of September 30, 2002. The Company was affiliated with 28 pediatric dental practices as of September 30, 2003 and 2002.
(3) Amounts represent the average number of days between patients' visits to affiliated practices for treatment.
(4) Amounts represent the growth in fee revenue in the indicated period relative to the comparable prior-year period by centers that were affiliated with the Company throughout each of the two periods being compared.
(5) Amounts represent the comparable center fee revenue growth only for centers affiliated with the Company for at least 26 months.
(6) Amounts represent the number of patients who began treatment by the Company's affiliated practices during the periods presented.
(7) Amounts represent the number of patients at practices that bought out of their service agreements or for which the Company is no longer generally recording fee revenue.



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OCA Announces Third Quarter Results
Page 4
November 12, 2003



                      ORTHODONTIC CENTERS OF AMERICA, INC.
                   UNAUDITED CONSOLIDATED STATEMENTS OF INCOME
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)



                                             THREE MONTHS ENDED          NINE MONTHS ENDED
                                                 SEPTEMBER 30,              SEPTEMBER 30,
                                          -----------------------     -----------------------
                                             2003         2002           2003          2002
                                          ---------     ---------     ---------     ---------
Fee revenue                               $  92,730     $ 112,738     $ 293,583     $ 337,493
Direct expenses:
     Employee costs                          26,292        31,068        85,164        94,973
     Orthodontic supplies                     9,734        10,286        30,057        29,414
     Rent                                     7,263         9,755        26,266        29,894
     Marketing and advertising                5,500         9,129        18,919        26,042
                                          ---------     ---------     ---------     ---------
       Total direct expenses                 48,789        60,238       160,406       180,323
General and administrative                   16,479        13,810        43,657        42,984
Depreciation                                  3,805         2,991        10,799         8,899
Amortization                                  2,575         2,422         7,789         7,808
Asset impairments                               767           909         2,582           909
Non-recurring recruiting expense                 --            --            --        12,772
                                          ---------     ---------     ---------     ---------
Operating profit                             20,315        32,368        68,350        83,798
Interest expense, net                        (1,193)       (2,070)       (3,742)       (4,413)
Non-controlling interest in subsidiary            4            14           (25)           45
                                          ---------     ---------     ---------     ---------
Income before income taxes                   19,126        30,312        64,583        79,430
Income taxes                                  7,221        11,443        24,381        29,985
                                          ---------     ---------     ---------     ---------
Net income                                $  11,905     $  18,869     $  40,202     $  49,445
                                          =========     =========     =========     =========
Net income per share:
     Basic                                $    0.24     $    0.37     $    0.80     $    0.96
                                          =========     =========     =========     =========
     Diluted                              $    0.24     $    0.37     $    0.80     $    0.95
                                          =========     =========     =========     =========
Weighted average shares outstanding:
     Basic                                   50,206        51,229        50,208        51,317
                                          =========     =========     =========     =========
     Diluted                                 50,483        51,547        50,504        51,884
                                          =========     =========     =========     =========



                         UNAUDITED CASH FLOW HIGHLIGHTS
                                 (IN THOUSANDS)


                                                THREE MONTHS ENDED      NINE MONTHS ENDED
                                                  SEPTEMBER 30,            SEPTEMBER 30,
                                             ---------------------     ---------------------
                                               2003         2002         2003         2002
                                             --------     --------     --------     --------
Net cash provided by operating activities    $ 10,491     $ 21,143     $ 38,004     $ 49,137
Net cash used in investing activities          (7,029)      (7,836)     (19,535)     (25,512)
                                             --------     --------     --------     --------
Free cash flow (1)                              3,462       13,307       18,469       23,625
Net cash used in financing activities          (6,267)     (15,775)     (16,437)     (25,657)
Change in cash and cash equivalents          $ (1,647)    $ (1,829)    $  2,846     $ (3,176)



---------

(1) Amounts represent net cash provided by operating activities minus net cash used in investing activities for the period presented, which are disclosed immediately above. The Company has included free cash flow because management believes that investors place importance on that statistic and that the statistic is important in understanding the cash flow generated by Company operations.


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OCA Announces Third Quarter Results
Page 5
November 12, 2003


                      ORTHODONTIC CENTERS OF AMERICA, INC.
                           CONSOLIDATED BALANCE SHEETS
                    (DOLLARS IN THOUSANDS, EXCEPT SHARE DATA)


                                                                                               SEPT. 30,     DEC. 31,
                                                                                                 2003          2002
                                                                                               ---------    ---------
                                                                                              (UNAUDITED)
                      ASSETS
Current assets:
   Cash and cash equivalents                                                                  $  10,368     $   7,522
   Current portion of service fees receivable, net of allowance for uncollectible
      amounts of $7,722 at September 30, 2003, and $5,095 at December 31, 2002                   95,410        63,448
   Current portion of advances to affiliated practices, net of allowance for uncollectible
      amounts of $3,482 at September 30, 2003, and $2,406 at December 31, 2002                   11,319        14,857
   Deferred income tax                                                                           30,488        37,572
   Supplies inventory                                                                            11,537        12,526
   Prepaid expenses and other assets                                                              4,855         7,439
                                                                                              ---------     ---------
      Total current assets                                                                      163,977       143,364
Unreimbursed expense portion of service fees receivable                                          49,766        43,070
Advances to affiliated practices, less current portion, net                                      16,978        15,687
Property, equipment and improvements, net                                                        91,251        90,060
Intangible assets, net                                                                          213,027       220,383
Goodwill                                                                                         87,641        87,641
Other assets                                                                                     14,042         7,040
                                                                                              ---------     ---------

      TOTAL ASSETS                                                                            $ 636,682     $ 607,245
                                                                                              =========     =========

                      LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
   Accounts payable                                                                           $   4,862     $   8,048
   Accrued salaries and other accrued liabilities                                                15,406        20,620
   Deferred revenue                                                                                 418           713
   Service fee prepayments                                                                        1,003         7,743
   Current portion of notes payable to affiliated practices                                       2,785         8,387
   Current portion of long-term debt                                                              8,333         8,333
                                                                                              ---------     ---------
      Total current liabilities                                                                  32,807        53,844
Deferred income tax liability                                                                    25,860         8,030
Notes payable to affiliated practices, less current portion                                       4,156         4,612
Long-term debt, less current portion                                                             90,017        97,899

Shareholders' equity:
   Preferred stock, $.01 par value: 10,000,000 shares authorized; no shares outstanding              --            --
   Common stock, $.01 par value: 100,000,000 shares authorized;
     approximately 51,340,000 shares issued and outstanding at
     September 30, 2003, and 51,268,000 shares at December 31, 2002                                 513           512
   Additional paid-in capital                                                                   218,530       217,840
   Retained earnings                                                                            281,115       240,911
   Accumulated other comprehensive loss                                                            (562)       (1,376)
   Less cost of approximately 1,193,000 shares of treasury stock at
     September 30, 2003 and 1,097,000 at December 31, 2002                                      (15,754)      (15,027)
                                                                                              ---------     ---------
      Total shareholders' equity                                                                483,842       442,860
                                                                                              ---------     ---------

      TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                                              $ 636,682     $ 607,245
                                                                                              =========     =========



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